Exhibit 3.2

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

OFFICE OF THE SECRETARY OF STATE

Business Entity - Filing Acknowledgement

04/05/2022
Work Order Item Number:	W2022040500220-2035544
Filing Number:	20222229681
Filing Type:	Certificate of Correction
Filing Date/Time:	4/5/2022 8:06:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0275732017-1	Entity Name: SENMIAO TECHNOLOGY LIMITED
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

CORPORATION SERVICE COMPANY

112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Barbara K. Cegavske
BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

	Filed in the Office of	Business Number
E0275732017-1
	/s/ Barbara K. Cegavske	Filing Number
BARBARA K. CEGAVSKE		20222229681
Secretary of State	Secretary of State	Filed On
202 North Carson Street	State Of Nevada	4/5/2022 8:06:00 AM
Carson City, Nevada 89701-4201		Number of Pages
(775) 684-5708		1
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1.	Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.	Name of document with inaccuracy or defect.

3.	Filing date of document with inaccuracy or defect.

4.	Brief description of inaccuracy or defect.

5	. Correction of inaccuracy or defect.

6.	Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State:
Senmiao Technology Limited
Entity or Nevada Business Identification Number (NVID): E0275732017-1

2. Document:	Name of document with inaccuracy or defect:
Certificate of Change Pursuant to NRS 78.209

3. Filing Date:	Filing date of document which correction is being made: 3/30/2022

4. Description:	Description of inaccuracy or defect:
Effective time of change (1-for-10 reverse stock split) was listed as 9:30 a.m. E.T. on April 6, 2022.
5. Correction:	Correction of inaccuracy or defect:
Effective time of change (1-for-10 reverse stock split) should be 4:00 am E.T. on April 6, 2022.

6. Signature:	X	/s/ Xi Wen	04/04/2022
(Required)		Signature	Date

This form must be accompanied by appropriate fees.

Revised: 1/1/2019